TO
THE CUSTODIAN AGREEMENT
BETWEEN
GLOBAL X MANAGEMENT COMPANY, LLC
and
BROWN BROTHERS HARRIMAN & CO.
Dated as of 11/15/2013
The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of 10/20/2008 "the Agreement":

Global X Advanced Materials ETF
Global X Brazil Consumer ETF
Global X Brazil Financials ETF
Global X Brazil Industrials ETF
Global X Brazil Materials ETF
Global X Brazil Mid Cap ETF
Global X Brazil Utilities ETF
Global X Canada Preferred ETF
Global X Cement ETF
Global X Central America Index ETF
Global X Central and Northern Europe ETF
Global X Central Asia & Mongolia Index ETF
Global X China Consumer ETF
Global X China Energy ETF
Global X China Financials ETF
Global X China Industrials ETF
Global X China Materials ETF
Global X China Mid Cap ETF
Global X Copper Miners ETF
Global X Czech Republic Index ETF
Global X Eastern Europe ETF
Global X Emerging Africa ETF
Global X Fertilizers/Potash ETF
Global X FTSE Andean 40 ETF
Global X FTSE Argentina 20 ETF
Global X FTSE ASEAN 40 ETF
Global X FTSE Bangladesh Index ETF
Global X FTSE Colombia 20 ETF
Global X FTSE Denmark 20 ETF
Global X FTSE Finland 25 ETF
Global X FTSE Frontier Markets ETF
Global X FTSE Greece 20 ETF
Global X FTSE Morocco 20 Index ETF
Global X FTSE Nordic Region ETF
Global X FTSE Norway 30 ETF
Global X FTSE Portugal 20 ETF
Global X FTSE Railroads ETF
Global X FTSE Sri Lanka Index ETF
Global X FTSE Toll Roads & Ports ETF
Global X FTSE Ukraine Index ETF
Global X FTSE United Arab Emirates 20 ETF
Global X Gold Explorers ETF

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Global X Guru Activist Index ETF
Global X Guru Index ETF
Global X Guru International Index ETF
Global X Guru Small Cap Index ETF
Global X Guru Value Index ETF
Global X Hungary Index ETF
Global X Junior Miners ETF
Global X Junior MLP ETF
Global X Kazakhstan Index ETF
Global X Kuwait ETF
Global X Land ETF
Global X Lithium ETF
Global X Luxembourg ETF
Global X MLP & Affiliates ETF
Global X MLP & Affiliates ETF to Global X MLP & Energy Infrastructure ETF
Global X MLP Natural Gas ETF
Global X NASDAQ 100 Global Technology Index ETF
Global X NASDAQ China Technology ETF
Global X Next Emerging & Frontier ETF
Global X Nigeria Index ETF
Global X Pakistan KSE-30 ETF
Global X Permanent ETF
Global X Pure Gold Miners ETF
Global X Qatar ETF
Global X Rare Earths ETF
Global X Risk Parity ETF
Global X S&P Pan Arab Index ETF
Global X Silver Miners ETF
Global X Slovakia Index ETF
Global X Social Media Index ETF
Global X Southern Europe ETF
Global X Strategic Metals ETF
Global X Sub-Saharan Africa Index ETF
Global X SuperDividend ETF
Global X SuperDividend U.S. ETF
Global X SuperIncome & MLP Index ETF
Global X SuperIncome Preferred ETF
Global X SuperIncome REIT ETF
Global X Uranium ETF

IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.
GLOBAL X MANAGEMENT COMPANY, LLC
BY:_________________________________
NAME: Jose Gonzalez
TITLE: COO

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